Exhibit 10.115
KENNEDY-WILSON HOLDINGS, INC.
AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN
EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), is made effective as of [_________], 201[_] (the “Effective Date”), by and between Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and [_________] (the “Awardee”).
WITNESSETH:
WHEREAS, the Company has adopted the Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and
WHEREAS, the Committee has authorized the award to the Awardee of shares of Restricted Stock (“Restricted Shares”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,
NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:
1.Definitions.
To the extent not defined herein, terms used in this Agreement which are defined in the Plan shall have the same meanings as set forth in the Plan.
2.Award of Restricted Shares.
The Committee hereby awards to the Awardee [_________] Restricted Shares. All such Restricted Shares shall be subject to the restrictions and forfeiture provisions contained in Sections 4, 5, 6 and 9, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto.
3.Stock Issuance.
The Awardee hereby acknowledges that the Restricted Shares are issued in book entry form on the books and records as kept by the Company's transfer agent, shall be registered in the name of the Awardee and a stock certificate evidencing the Restricted Shares shall not be delivered to the Awardee until the Awardee satisfies the vesting requirements contained in Section 4. In the event that a stock certificate is delivered to the Awardee before the vesting requirements are satisfied, the Awardee hereby acknowledges that such stock certificate shall bear the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of an Agreement entered into between the registered owner and Kennedy-Wilson Holdings, Inc., effective as of [_________], 2012. Copies of such Agreement are on file in the offices of the Secretary, Kennedy-Wilson Holdings, Inc., 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212.”

4.Vesting.
Subject to Section 5, the Restricted Shares shall vest, no longer be subject to Restrictions and become transferable pursuant to the terms of the Plan as follows (as summarized in Exhibit A attached hereto):
(a)Ten percent (10%) of the Restricted Shares shall vest upon the occurrence of both (i) the Awardee being an employee of the Company or an Affiliate as of January 26, 2013, and (ii) the Return on Equity (as defined below) equaling or exceeding the Performance Goal (as defined below) for the Company's fiscal year ending December 31, 2012, as determined by the Committee;
(b)Ten percent (10%) of the Restricted Shares shall vest upon the occurrence of both (i) the Awardee being an employee of the Company or an Affiliate as of January 26, 2014, and (ii) the Return on Equity equaling or exceeding the Performance Goal for the Company's fiscal year ending December 31, 2013, as determined by the Committee;
(c)Ten percent (10%) of the Restricted Shares shall vest upon the occurrence of both (i) the Awardee being an employee of the Company or an Affiliate as of January 26, 2015, and (ii) the Return on Equity equaling or exceeding the Performance Goal for the Company's fiscal year ending December 31, 2014, as determined by the Committee;
(d)Ten percent (10%) of the Restricted Shares shall vest upon the occurrence of both (i) the Awardee being an employee of the Company or an Affiliate as of January 26, 2016, and (ii) the Return on Equity equaling or exceeding the Performance Goal for the Company's fiscal year ending December 31, 2015, as determined by the Committee; and
(e)Sixty percent (60%) of the Restricted Shares shall vest upon the occurrence of both (i) the Awardee being an employee of the Company or an Affiliate as of January 26, 2017, and (ii) the Return on Equity equaling or exceeding the Performance Goal for the Company's fiscal year ending December 31, 2016, as determined by the Committee;
provided, that the Performance Goal target for the Company's fiscal year ending December 31, 2012 as set forth in clause (a) above may be increased and additional vesting requirements may be provided for annually in the Company's sole discretion upon written notice to the Awardee, which notice shall be deemed to be incorporated herein.
To the extent that any of the above vesting requirements contained in Sections 4(a) - 4(e) are not satisfied as of a particular vesting date, the Restricted Shares subject to vesting on such vesting date shall not vest; provided, that in the event that the vesting requirements are satisfied as of any subsequent vesting date set forth above, all of the Restricted Shares that were subject to vesting prior to such subsequent vesting date shall become fully vested, no longer subject to Restrictions and transferable. If any of the vesting requirements under Section 4(e) are not satisfied as of January 26, 2017, all unvested Restricted Shares shall immediately be forfeited as of such date.
For purposes of this Agreement:
“Return on Equity” means the ratio of Adjusted EBITDA (as defined in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission) to Tangible Book Equity (calculated as shareholders' equity less goodwill in accordance with generally accepted accounting principles) for the applicable Company's fiscal year ending December 31.
“Performance Goal” means (i) for the Company's fiscal year ending December 31, 2012, the average of (A) ten percent (10%) and (B) the percentage equal to the yield on the ten (10)-year U.S. Treasury

Note plus a risk premium of 500 basis points, and (ii) for each of the Company's fiscal years ending December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, eight percent (8%).
5.Termination of Employment.
Notwithstanding the foregoing, if, prior to the Awardee's fully satisfying any of the vesting requirements set forth in Section 4:
(a)The Awardee's employment with the Company or an Affiliate shall be terminated by the Company or Affiliate without Cause or by the Awardee for Good Reason (as defined below), in any such event, the Committee may, in its sole discretion, provide that all then-unforfeited Restricted Shares subject to vesting thereafter shall thereupon, on each subsequent vesting date, become fully vested, no longer subject to Restrictions and transferable if all of the above vesting requirements with respect to such vesting date, except the requirement that the Awardee be an employee of the Company or an Affiliate as of the vesting date, are satisfied;
(b)The Awardee's employment with the Company or an Affiliate shall be terminated by the Company or Affiliate without Cause or by the Awardee for Good Reason, in each case, within 12 (twelve) months after the occurrence of a Change of Control, in any such event, all of the then-unforfeited Restricted Shares shall automatically become fully vested, no longer subject to Restrictions and freely transferable, as of the date of such termination of employment;
(c)The Awardee's employment with the Company or an Affiliate shall be terminated by reason of the Awardee's death or Total and Permanent Disability, in any such event, all then-unforfeited Restricted Shares subject to vesting thereafter shall thereupon, on each subsequent vesting date, become fully vested, no longer subject to Restrictions and transferable if all of the above vesting requirements with respect to such vesting date, except the requirement that the Awardee be an employee of the Company or an Affiliate as of the vesting date, are satisfied; or
(d)The Awardee's employment with the Company or an Affiliate shall be terminated for any reason other than as set forth in Section 5(a), 5(b) or 5(c), in any such event, all of the Awardee's then-unforfeited Restricted Shares shall thereupon be cancelled and forfeited as of the date of such termination of employment.
For purposes of this Agreement, the term “Good Reason” shall mean the voluntary termination of the employment (or other service relationship) of the Awardee with the Company or an Affiliate by the Awardee within six months of the Company's or Affiliate's (A) instructing the Awardee to work (or provide services) full-time or substantially full-time at any location not acceptable to the Awardee (other than the Company's or Affiliate's main headquarters) that is more than 50 miles from the Awardee's principal place of work and more than 50 miles from the Awardee's principal residence, (B) eliminating or materially reducing the Awardee's duties for the Company or Affiliate or (C) materially reducing the Awardee's base pay (or base compensation).
6.Restriction on Transferability.
Except as otherwise provided in the Plan and subject to Section 5, the Restricted Shares shall not be transferable unless and until (and solely to the extent) the Awardee satisfies the vesting requirements contained in Section 4.
7.Voting and Dividend Rights.
The Awardee shall have (i) the voting rights of a stockholder of Common Stock with respect to all of the Restricted Shares and (ii) the right to receive any dividends declared on the Common Stock with respect to fifty percent (50%) of the Restricted Shares, consisting of the aggregate of the ten percent (10%) of Restricted Shares that are scheduled to vest upon satisfaction of the applicable performance criteria on each 26th day of January 2013, 2014, 2015, 2016 and 2017. Any dividends declared on the Common Stock with respect to the remaining fifty percent (50%) of the unvested Restricted Shares that are subject to vesting upon satisfaction of the applicable performance criteria on January 26, 2017 shall not be paid to the Awardee on a current basis, but shall accumulate and be paid to the Awardee on such date (if any), and only to the extent, that the underlying Restricted Shares vest. The Awardee's right to any unpaid dividends with respect to unvested Restricted Shares that are forfeited, cancelled or otherwise terminate without having vested shall be forfeited, cancelled and shall terminate upon the forfeiture, cancellation or termination of the underlying Restricted Shares. Any amounts that may become distributable in respect of dividends declared or paid on the Common Stock shall be treated separately from the Restricted Shares and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of time and form of payments required by Section 409A of the Code).
8.Regulation by the Committee.
This Agreement and the Restricted Shares shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee, including, without limitation, any question relating to the vesting conditions set forth in Section 4.
9.Withholding.
The Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the Awardee's Restricted Shares to satisfy its withholding obligations under any and all federal, state and/or local tax rules or regulations.
10.Amendment.
The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee's rights or entitlements with respect to the Restricted Shares shall be effective without the prior written consent of the Awardee.
11.Plan Terms.
The terms of the Plan, subject to approval by the Company's stockholders, are hereby incorporated herein by reference.
12.Effective Date of Award.
The award of each Restricted Share under this Agreement shall be effective as of the Effective Date.
13.Awardee Acknowledgment.
By executing this Agreement, the Awardee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

AWARDEE:                            KENNEDY-WILSON HOLDINGS, INC.

__________________________________________            By:_________________________________________

[__________]                            Its:__________________________________

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EXHIBIT A
Vesting Criteria for the
Kennedy Wilson Amended and Restated 2009 Equity Participation Plan
for Restricted Stock Awards to Employees and Consultants ([_________], 201[_])

I.
With respect to the Performance Goal for the Company's fiscal year ending December 31, 2012, two performance metrics will be averaged and compared to the Return on Equity (as defined in III. below). The two metrics to be averaged are as follows: (1) 10%, and (2) the percentage determined by the yield on the 10 year U.S. Government Treasuries as of 12/31/12 plus a risk premium of 500 basis points.

The Performance Goal for each of the Company's fiscal year ending December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, is 8%.

II.	The Base Number (as defined below) will be compared to the actual Return on Equity for each respective Company fiscal year. For purposes of this Exhibit A, the “Base Number” means:

•	With respect to the Performance Goal for the Company's fiscal year ending December 31, 2012, the number determined by averaging (1) and (2) in I. above.

•	With respect to the Performance Goal for each of the Company's fiscal year ending December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, eight percent (8%).

III.
The Return on Equity will be calculated as the ratio of Adjusted EBITDA (as defined in KW's 10-K and 10-Qs) and the Tangible Book Equity (Shareholder Equity less Goodwill) for the calendar year during the vesting period ending on the prior 12/31.

IV.	Actual vesting on each calculation date will take place if the Return on Equity (as defined above in III.) is equal or greater than the Base Number determined in II. above.

V.	All calculations will be reviewed and approved by the Compensation Committee of the Board and their decisions will be final and conclusive and set forth in the minutes of their meetings.

VI.	Vesting of awards - all restricted stock will be divided in half, each half having a different vesting schedule as indicated below:

50% of the total award (annual vesting) -
50% will vest equally over five 5 years, subject to an employment requirement and the performance metric noted in IV. above. These shares will receive dividends declared after the award date.

50% of the total award (cliff vesting)
50% will cliff vest at the end of 5 years, subject to an employment requirement and the performance metric noted in IV. above. These shares are paid dividends declared after the award date, but the dividends associated with them will be held by KW subject to the vesting of the shares.

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